Exhibit 99.4

[Form of Notice of Guaranteed Delivery]

NOTICE OF GUARANTEED DELIVERY
FOR SUBSCRIPTION WARRANTS ISSUED
BY ISCO INTERNATIONAL, INC.

        This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated _____, 2001 (the “Prospectus”) of ISCO International, Inc. (“ISCO”), if a holder of Rights cannot deliver the Subscription Warrant(s) evidencing the Rights to LaSalle Bank N.A., the subscription agent for this offering (the “Subscription Agent”), on or prior to _____, 2002, at 5:00 p.m. New York City time (the “Expiration Date”). This form must be accompanied by a medallion guaranty and delivered by hand or sent by facsimile transmission or mail to the Subscription Agent and must be received by the Subscription Agent on or prior to the Expiration Date. See the discussion set forth under “The Rights Offering – Procedures to Exercise Rights” in the Prospectus.

        Regardless of the manner of delivery of the Subscription Warrant, payment of the Subscription Price of $___  per share for each share of ISCO common stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m. New York City time on the Expiration Date.

        You may deliver this form to the Subscription Agent by hand, U.S. mail, overnight courier or facsimile:

By Hand:	By First Class Mail:	By Overnight Courier:
LaSalle Bank National Association	LaSalle Bank National Association	LaSalle Bank National Association
Corporate Trust Administration	Corporate Trust Administration	Corporate Trust Administration
135 South LaSalle Street	135 South LaSalle Street	135 South LaSalle Street
Suite 1960	Suite 1960	Suite 1960
Chicago, Illinois 60603	Chicago, Illinois 60603	Chicago, Illinois 60603
Attn: Mark Rimkus	Attn: Mark Rimkus	Attn: Mark Rimkus

        By facsimile transmission:   (312) __________. You should confirm receipt of all facsimile transmissions by called (312) __________.

Delivery of this Instrument to an Address Other than as Set Forth
Above or Transmission of Instructions Via a Facsimile Other than as
Set Forth Above Does Not Constitute a Valid Delivery

Gentlemen:

        The undersigned hereby represents that he or she is the holder of Subscription Warrant(s) representing __________ Rights and that such Subscription Warrant(s) cannot be delivered to LaSalle Bank N.A., the subscription agent for this rights offering, at or before 5:00 p.m., New York City time on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for _____ share of Common Stock per _____ Right represented by such Subscription Warrant (as rounded down for fractional Rights, as described in the Prospectus) and (ii) the Oversubscription Privilege relating to each such Right to subscribe, to the extent that Shares are available, for an aggregate of up to _____ Shares. The undersigned understands that payment of the Subscription Price of $___ per Share for each Share of the Common Stock subscribed for pursuant to the Basic Subscription Privilege and Oversubscription Privilege must be received by the Subscription Agent at or before 5:00 p.m. New York City time on the Expiration Date. The undersigned represents that such payment, in the aggregate amount of $_____, either (check appropriate box):

[ ] is being delivered to LaSalle Bank N.A. herewith or

[ ] has been delivered separately to LaSalle Bank N.A. and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

name of transferor institution	_______________________________________________________________________________

date of transfer	_________________________________________________________________________________________

confirmation number (if available)	____________________________________________________________________________

[ ] wire transfer of funds (pursuant to a completed Wire Authorization Form)

[  ] uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears in a timely fashion.)

[ ] certified check

[ ] bank draft (cashier’s check)

[ ] U.S. postal money order – name of maker	____________________________________________________________________

date of check, draft or money order number	_____________________________________________________________________

Signature	_____________________________________________________________________________________________

Name	_______________________________________________________________________________________________
(Please Type or Print)

Address	_____________________________________________________________________________________________
(Zip Code)

Area Code and Tel. No.	___________________________________________________________________________________

Subscription Warrant No(s). (if available)	_______________________________________________________________________

GUARANTY OF DELIVERY

(Not To Be Used For Subscription Warrant Signature Guarantee)

        The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to LaSalle Bank N.A., guarantees that the undersigned will deliver to LaSalle Bank N.A. the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within three over-the-counter bulletin board trading days after the date hereof.

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________
(Address)

_________________________________________________________________________________________________________
(Area Code and Telephone Number)

Dated:	________________________

_________________________________________________________________________________________________________
(Name of Firm)

_________________________________________________________________________________________________________
(Authorized Signature)

        The institution which completes this form must communicate the guarantee to LaSalle National Bank and must deliver the Subscription Warrant(s) to LaSalle Bank N.A. within the time period shown herein. Failure to do so could result in a financial loss to such institution.